Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fathom Holdings Inc.

Cary, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248234) of Fathom Holdings Inc. of our report dated March 24, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 24, 2021